Exhibit 21.1

Subsidiaries of the Registrant

As of the date of this registration statement, the Registrant does not have any subsidiaries. The following will be the subsidiaries of the Registrant immediately upon the conclusion of the offering:

	Name	Jurisdiction
1.	PicPay Serviços S.A.	Brazil